Exhibit 16.1

July 14, 2016

Securities and Exchange Commission

100 F Street, NW

Washington, D.C. 20549

Re:        Visualant, Incorporated

We have read the statements included under Item 4.01 of Form 8-K to be filed by Visualant, Incorporated. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ PMB Helin Donovan, LLP

PMB Helin Donovan, LLP

Austin, TX